As filed with the Securities and Exchange Commission on December 29 , 2009
Registration No. 333- 161460

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington ,  D.C.   20549
AMENDMENT NO. 4
TO
Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENTERRA CAPITAL  INC.
(a company to be formed by the amalgamation of
GENTERRA INC.
 and
CONSOLIDATED MERCANTILE INCORPORATED)
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	xxxx	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

106 Avenue Road, Toronto, Ontario, Canada M5R 2H3
(416) 920-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dolgenos Newman & Cronin LLP, 271 Madison Avenue, New York, New York 10016
(212) 925-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Joseph Maierovits Goldman, Spring, Kichler & Sanders LLP Suite 700, 40 Sheppard Avenue West Toronto, Ontario M2N 6K9 (416) 225-9400 Fax: (416) 225-4805	Dennis P. McConnell Dolgenos Newman & Cronin LLP 271 Madison Avenue, 12th Floor New York, New York 10016 (212) 925-2800 Fax: (212) 925-0690

Approximate date of commencement of proposed sale of the securities to the public:  As promptly as practicable after this registration statement becomes effective and the conditions to consummation of the merger described herein have been satisfied or waived.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit	Price	Registration Fee(7)
Common Shares	10,367,243 (1)	Not Applicable	US$23,565,738 (4)
Class A Preference Shares	326,000 (2)	Not Applicable	US$4,970,484 (5)
Class B Preference Shares	26,274,918 (3)	Not Applicable	US$2,006,235(6)
TOTAL			US$30,542,457	US$1,704

(1)
Based upon the maximum number of Genterra Capital Inc. Common Shares issuable by Genterra Capital Inc. upon completion of the amalgamation described herein, calculated as (a) 19,339,211 issued Genterra Common Shares (less the 292,117 issued Genterra Common Shares held by CMI which will be cancelled on the amalgamation) shall be entitled to exchange their shares, on a 1 for  3.6 basis, into an aggregate of 5,290,860 Genterra Capital Inc. Common Shares; plus 5,076,407 issued CMI Shares (less the 24 issued CMI Shares held by Genterra which will be cancelled on the amalgamation) shall be entitled to exchange their shares, on a  1 for 1 basis, into an aggregate of 5,076,383 Genterra Capital Inc. Common Shares.

(2)	Based upon the maximum number of Genterra Capital Inc. Class A Preference Shares issuable to the holder of Genterra Class A Preference Shares on a 1 for 1 basis on the same terms as the Genterra Class A Preference Shares being exchanged.

(3)
Based upon the maximum number of Genterra Capital Inc. Class B Preference shares issuable to the holders of Genterra Class B Preference Shares on a 1 for 1 basis on the same terms as the Genterra Class B Preference Shares being exchanged.

(4)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act. The estimated maximum aggregate offering price is calculated pursuant to Rules 457(c) and 457(f) under the Securities Act, by multiplying (i) the estimated maximum number of shares of Genterra Capital Inc. common shares to be issued in the amalgamation by (ii) US$2.27, the average of the high and low prices of Genterra Inc. common shares on August 10, 2009, as reported on the TSX Venture Exchange, and the average of the high and low prices of CMI common shares on August 10, 2009, as reported on the Toronto Stock Exchange.

(5)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act. The estimated maximum aggregate offering price is calculated pursuant to Rules 457(c) and 457(f) under the Securities Act and based upon the book value of the Class A Preference Shares as of August 10, 2009.

(6)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act. The estimated maximum aggregate offering price is calculated pursuant to Rules 457(c) and 457(f) under the Securities Act and based upon the book value of the Class B Preference Shares as of August 10, 2009.

(7)	Computed in accordance with Section 6(b) under the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THIS AMENDMENT 4 TO THE REGISTRATION STATEMENT ON FORM F-4 OF GENTERRA CAPITAL INC. (A COMPANY TO BE FORMED BY AN AMALGAMATION OF GENTERRA INC. AND CONSOLIDATED MERCANTILE INCORPORATED), INITIALLY FILED ON AUGUST 20, 2009 (FILE NO. 333-161460) AND AMENDED ON OCTOBER 26, 2009, DECEMBER 2, 2009,  AND DECEMBER 24, 2009, RESPECTIVELY, IS BEING FILED TO CORRECT CERTAIN CLERICAL ERRORS THAT APPEARED ON THE SIGNATURE PAGE FILED WITH THE PREVIOUS AMENDMENT.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

     Under Section 136 of the BUSINESS CORPORATION ACT (ONTARIO),  a director or officer of a corporation,  a former  director or officer of the corporation or a person who acts or acted at the  corporation's  request as a director or officer of a  body  corporate  of  which  the  corporation  is or was a  shareholder  or creditor, and his or her heirs and legal representatives:

     1. may be indemnified  by the  corporation  against all costs,  charges and expenses,  including  an amount  paid to settle an action or satisfy a judgment, reasonably  incurred  by him  or  her in  respect  of  any  civil,  criminal  or administrative action or proceeding to which he or she is made a party by reason of being or having  been a  director  or  officer  of such  corporation  or body corporate.

     2. may be  indemnified  by the  corporation,  with the approval of a court, against all costs,  charges and  expenses  reasonably  incurred by the person in connection  with an action by or on behalf of the  corporation or body corporate to  procure a  judgment  in its  favor,  to which the  person is made a party by reason of being or having been a director or officer of the  corporation or body corporate; and

     3. is entitled to indemnity  from the  corporation in respect of all costs, charges and expenses  reasonably  incurred by him or her in connection  with the defense of any civil,  criminal or administrative  action or proceeding to which he or she is made a party by  reason  of  being or  having  been a  director  or officer of the  corporation or body corporate,  if the person seeking  indemnity was  substantially  successful  on the  merits of his  defense  of the action or proceeding;

     PROVIDED,  in all cases, such person fulfills the conditions that (a) he or she acted  honestly  and in good faith with a view to the best  interests of the corporation,  and (b) in the case of a  criminal  or  administrative  action  or proceeding  that is enforced  by a monetary  penalty,  he or she had  reasonable grounds for believing that his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be  permitted  to  directors,  officers or persons  controlling  the Registrant  pursuant  to the  foregoing  provisions,  the  Registrant  has  been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification  is  against  public  policy  as  expressed  in the  Act  and is therefore unenforceable.

Exhibits and Financial Statement Schedules

     A list of  Exhibits  required  to be  filed  as  part of this  Registration Statement  on Form  F-4 is  listed  in the  attached  Index to  Exhibits  and is incorporated herein by reference.

Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant  pursuant to the provisions of the Articles of  Incorporation  of the Registrant or the laws of Ontario, Canada or otherwise,  the Registrant has been advised  that in the opinion of the  Securities  and  Exchange  Commission  such indemnification  is  against  public  policy  as  expressed  in the  Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or  controlling  person of the Registrant in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(3) That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) To respond to requests for  information  that is  incorporated by reference into the prospectus  pursuant to Items 4, 10(b), 11, or 13 of this Form,  within one  business  day of  receipt  of such  request,  and to send the  incorporated documents by first class mail or other equally prompt means; and

(7) To  arrange  or  provide  for a  facility  in the U.S.  for the  purpose of responding to such requests.  The undertaking in subparagraph  (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(9) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.
(10) That, for the purpose of determining any liability under the Securities Act of 1933, the undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The  undersigned  registrant hereby  undertakes  to  supply by means of a post-effective  amendment  all  information concerning a transaction and the company being acquired  involved  therein,  that  was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 24, 2009.

GENTERRA INC.		CONSOLIDATED MERCANTILE INCORPORATED
By: /s/DONALD HOUNSOME Donald Hounsome	Principal Accounting Officer	By: /s/DONALD HOUNSOME Donald Hounsome	Principal Accounting Officer
By: /s/STAN ABRAMOWITZ Stan Abramowitz	Chief Financial Officer Director	By: /s/STAN ABRAMOWITZ Stan Abramowitz	Chief Financial Officer Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/MARK I. LITWIN Mark I. Litwin December 23, 2009	Chief Executive Officer Director	/s/FRED LITWIN Fred Litwin December 23, 2009	Chief Executive Officer Director
/s/SOL D. NAYMAN Sol D. Nayman December 23, 2009	Director	/s/SOL D. NAYMAN Sol D. Nayman December 23, 2009	Director
/s/MARK E. DAWBER Mark E. Dawber December 23, 2009	Director	/s/MARK E. DAWBER Mark E. Dawber December 23, 2009	Director
/s/ALAN KORNBLUM Alan Kornblum December 23, 2009	Director	/s/IAN DALRYMPLE Ian Dalrymple December 23, 2009	Director
/s/DONALD HOUNSOME Donald Hounsome December 24, 2009	Principal Accounting Officer	/s/DONALD HOUNSOME Donald Hounsome December 24, 2009	Principal Accounting Officer
/s/STAN ABRAMOWITZ Stan Abramowitz December 24, 2009	Chief Financial Officer Director	/s/STAN ABRAMOWITZ Stan Abramowitz December 24, 2009	Chief Financial Officer Director

LIST OF EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1	Amalgamation Agreement dated as of April 27, 2009 between Genterra Inc. and Consolidated Mercantile Incorporated*
2.2	Proposed Amended Amalgamation Agreement between Genterr Inc. and Consolidated Mercantile Incorporated **
3.1(i)	Articles of Incorporation of Genterra Inc. (f/k/a Equican Ventures Inc.)**
3.1(ii)	By-Laws of Genterra Inc.**
3.2(i)	Articles of Incorporation of Consolidated Mercantile Incorporated (f/k/a Lambda Mercantile Corporation)**
3.2(ii)	By-Laws of Consolidated Mercantile Incorporated**
3.3(i)	Proposed Articles of Amalgamation of Genterra Capital Inc.**
3.3(ii)	Proposed By-Laws of Genterra Capital Inc.**
5.1	Opinion of Dolgenos Newman & Cronin LLP****
5.2	Opinion of Goldman Spring Kichler & Sanders LLP ****
8.1	Tax Opinion of Kraft Berger LLP****
21.1	Subsidiaries of Genterra Inc.**
21.2	Subsidiaries of Consolidated Mercantile Incorporated**
23.1	Consents of KRAFT BERGER LLP (Toronto, Ontario)****
23.2	Consents of BDO Dunwoody LLP****
23.3	Consent of Dolgenos Newman & Cronin LLP (contained in Exhibit 5)****
23.4.	Consent of Corporate Valuation Services Ltd (CVS)****
23.5.	Consent of H.J.F. Financial Inc. (HJF)****
23.6	Fairness Opinion by CVS***
23.7	Valuation of Genterra Inc. by CVS***
23.8	Valuation of Consolidated Mercantile Incorporated by HJF***
23.9	Updated Fairness Opinion by CVS****
23.10	Updated Valuation of Genterra Inc. by CVS****
23.11	Updated Valuation OF Consolidated Mercantile Incorporated by HJF****
23.12	Consent of Goldman Spring Kichler & Sanders LLP (included in Exhibit 5.2)****
24	Power of Attorney*

* Reference is made to the correspondingly numbered Exhibit to the Registration Statement of Form F-4, Registration No. 333-161460 filed with the Commission on August 20, 2009, which is incorporated here by reference.
** Reference is made to the correspondingly numbered Exhibit to the Registration Statement of Form F-4, Registration No. 333-161460 filed with the Commission on October 26, 2009, which is incorporated here by reference.
*** Reference is made to the correspondingly numbered Exhibit to the Registration Statement of Form F-4, Registration No. 333-161460 filed with the Commission on December 2, 2009, which is incorporated here by reference.
**** Reference is made to the correspondingly numbered Exhibit to the Registration Statement of Form F-4, Registration No. 333-161460 filed with the Commission on December 24, 2009, which is incorporated here by reference.